SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                      FORM 8-K


                                   CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): June 30, 1997




                                   Mallinckrodt Inc.
               (Exact name of registrant as specified in its charter)




            New York                1-483            36-1263901
  (State or other jurisdiction   (Commission     (I.R.S. Employer
   of incorporation)              File Number)    Identification No.)



 7733 Forsyth Boulevard, St. Louis, MO                    63105-1820
(Address of principal executive offices)                  (ZIP Code)


Registrant's telephone number,                         (314) 854-5200
    including area code

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------
    On June 30, 1997, Mallinckrodt Inc. ("Mallinckrodt") closed the sale of its animal health business to Schering-Plough Corporation ("Schering-Plough"). In this disposition, Mallinckrodt sold the stock of its existing foreign animal health subsidiaries and the stock of a domestic corporation formed to hold the United States animal health assets and liabilities being transferred. Mallinckrodt retained certain real property, certain environmental liabilities for transferred properties, and certain other liabilities, including liabilities for income taxes and certain employee benefits, including post-retirement benefits. The consideration received for the sale was approximately $400 million in cash based on estimates of debt and working capital as of June 30, 1997, and is subject to further adjustment based on a post-closing audit of final debt and working capital amounts, and the agreement of Schering-Plough to assume certain lease obligations, which agreement remains subject to third party consents. The Company recorded, as of March 31, 1997, an estimated net after tax loss of $275 million on the transaction. The consideration for the sale was determined by arms-length negotiations between the parties. There does not exist any material relationship between Schering-Plough, on the one hand, and Mallinckrodt or any of its affiliates, any director or officer of Mallinckrodt, or any associate of any such director or officer, on the other hand.

Item 7.  Financial Statement and Exhibits.
         --------------------------------
         (b)  Pro Forma Financial Information.
              The Mallinckrodt Inc. Form 10-Q for the quarterly period ended March 31, 1997 had the operating results and the estimated loss on disposal of the animal health segment reported as discontinued operations and, accordingly, prior year results were restated.

         (c)  Exhibits.

              Number      Description
              ------      -----------
              2.1         Stock Purchase Agreement, dated
                          May 19, 1997, among Mallinckrodt Inc.,
                          Mallinckrodt Veterinary, Inc.,
                          Mallinckrodt Veterinary International,
                          Inc. and Schering-Plough Corporation.

              2.2 Amendment No. 1, dated June 30, 1997, to the Stock Purchase Agreement among Mallinckrodt Inc., Mallinckrodt
                          Veterinary, Inc., Mallinckrodt
                          Veterinary International, Inc. and
                          Schering-Plough Corporation, which
                          amendment was also executed for
                          certain purposes by Mallinckrodt
                          Veterinary Holdings, Inc.



                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 14, 1997            MALLINCKRODT INC.



                                By--------------------------------
                                  Name:  Roger A. Keller
                                  Title: Vice President, Secretary
                                         and General Counsel